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                                                                 EXHIBIT 2(a)(1)

                           ARTICLES OF INCORPORATION

                          BLUE CHIP VALUE FUND, INC.

                           (A Maryland Corporation)


                                   ARTICLE I

          SECTION 1.1. THE UNDERSIGNED, Mary Beth M. Wong, whose address is 1100 Philadelphia National Bank Building, Philadelphia, Pennsylvania 19107, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.


                                  ARTICLE II

          SECTION 2.1.  The name of  the  Corporation  is:

                          BLUE CHIP VALUE FUND, INC.


                                  ARTICLE III

          SECTION 3.1. The purpose for which the Corporation is formed is to act as management investment company under the Investment Company Act of 1940.


                                  ARTICLE IV

          SECTION 4.1. The Corporation is expressly empowered to invest, reinvest, own, hold or trade its assets in securities and other investments or to hold part or all of its assets in cash. The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.


                                   ARTICLE V

          SECTION 5.1. The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated,
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a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.


                                  ARTICLE VI

          SECTION 6.1. The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, of the par value of one cent ($0.01) per share and of the aggregate par value of one million dollars ($1,000,000.00).

          SECTION 6.2. The Corporation may issue fractional shares. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

          SECTION 6.3. Upon the occurrence of both of the following conditions, stockholders will have the option to require the Fund to redeem their shares at net asset value, such redemption to occur on June 30, 1993, or as soon thereafter as is practicable:

          (a) Shares of the Corporation's common stock have traded on the New York Stock Exchange, or the principal exchange or trading market for the common stock, at an average discount from net asset value of more than 5% based on the discount as of the end of the last trading day in each week during the last twelve weeks in 1992; and

          (b) If the condition in Section 6.3(i) occurs, the Corporation will submit to the stockholders at the 1993 Annual Meeting of Stockholders a resolution which, if approved by the holders of a majority of the outstanding shares of common stock, would allow each holder thereof to require the Corporation to redeem, at net asset value, all or part of the shares of common stock owned by such holder, such redemption to occur on June 30, 1993 or as soon thereafter as practicable, to the extent consistent with the Investment Company Act of 1940, upon written notice delivered to the Corporation's transfer agent not less than thirty days prior thereto.

          SECTION 6.4. No holder of any stock or other security of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any stock or other security of the Corporation other than such right, if any, as the Board of Directors, in its discretion, may determine.

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                                  ARTICLE VII

          SECTION 7.1. The number of initial directors of the Corporation shall be one provided that: (a) The number of directors of the Corporation may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three, except as provided in this Article VII; (b) if there is no capital stock of the Corporation outstanding the number of directors may be less than three but not less than one; and (c) if there is capital stock of the Corporation outstanding and so long as there are less than three stockholders of the Corporation, the number of directors may be less than three but not less than the number of stockholders. The name of the director who shall act until the first annual meeting of stockholders or until his successor is duly elected and qualified is:

                              Kenneth V. Penland

          SECTION 7.2. Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the Corporation ("the initial annual meeting"), the Board of Directors shall be divided into three classes: class I, class II, and class III. The terms of office of the classes of directors elected at the initial annual meeting shall expire at the times of the annual meetings of the stockholders as follows-- class I in 1989, class II in 1990, and class III in 1991 -- or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

          SECTION 7.3. A director may be removed with or without cause, but only by action of the shareholders taken by the holders of at least two-thirds of the shares then entitled to vote in an election of directors.

          SECTION 7.4. Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Maryland as it may be in effect from time to time, provided that this section shall not protect any director or officer of the Corporation or any other

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person against any liability to the Corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided further that this Article shall not apply as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the Board of Directors.


                                 ARTICLE VIII

          SECTION 8.1. Notwithstanding any other provisions of the Charter, the Maryland General Corporation Law or any other provision of Maryland law, a favorable vote of the holders of at least two-thirds of the shares of the Corporation then entitled to be voted on the matter shall be required to approve, adopt or authorize:

                (a) a merger or consolidation of the Corporation with any corporation other than a corporation ninety percent or more of which is owned by the Corporation,

                (b) a transfer of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or

                (c) a liquidation or dissolution of the Corporation unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the By-Laws, in which case the affirmative vote of a majority of the shares entitled to vote thereon shall be required.


                                  ARTICLE IX

          SECTION 9.1. The Corporation reserves the right from time to time to make any amendments to its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon by a vote at a meeting.

          SECTION 9.2. Notwithstanding any other provision of the Charter or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Charter or the By-Laws of the Corporation),

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the amendment or repeal of Article VII, Section 8.1, Section 9.3 or this Section
9.2 of the Articles of Incorporation shall require the affirmative vote of the holders of at least two-thirds of the shares then entitled to be voted on the matter.

          SECTION 9.3. Notwithstanding any provision of the Maryland General Corporation Law requiring any action to be take or authorized by the affirmative vote of the holders of a proportion of the votes of stock of the Corporation greater than a majority, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise required by applicable law or otherwise provided herein.

          SECTION 9.4. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

                (a) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940, as amended.

                (b) Without the assent or vote of the stockholders, to authorize the issuance and sale from time to time of shares of the stock of the Corporation, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

          IN WITNESS WHEREOF, the undersigned incorporator of BLUE CHIP VALUE FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be her act.

          Dated as of the fourth day of February, 1987.



                                                /s/ Mary Beth M. Wong
                                                --------------------------------
                                                Mary Beth M. Wong

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STATE OF PENNSYLVANIA   )
                        )  ss.
COUNTY OF PHILADELPHIA  )

          I hereby certify that on the 4th day of February, 1987, before me, a Notary Public of the State of Pennsylvania, personally appeared MARY BETH M. WONG, who acknowledged the foregoing Articles of Incorporation to be her act.

          WITNESS my hand and Notarial Seal.



                                                /s/ Maria Shandruk
                                                --------------------------------
                                                MARIA SHANDRUK

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